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                                                                    Exhibit 99.1

                               VOTING AGREEMENT
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     This Voting Agreement (this "Agreement") is made as of May 30, 2000 by and among Cypress Financial Services, Inc., a Nevada corporation (the "Company"), FBR Financial Fund II, L.P., a Delaware limited partnership ("FBR"), and Pacific Life Insurance Company, a _________ corporation ("Pacific Life").

                                   RECITALS

     A. FBR desires to purchase from the Company 15,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), and the Company desires to sell such Shares to FBR;

     B.   Pacific Life currently owns shares of the Company's Common Stock;

     C. The parties desire that Pacific Life be given the right to designate one (1) nominee to serve on the Board of Directors (the "Board") of the Company (the "Pacific Life Director");

     D. The parties desire that FBR be given the right to designate the remaining nominees (the "Remaining Directors") to serve on the Board in the manner described below; and

     E. FBR, Pacific Life and the Company acknowledge that they are entering into this Agreement in consideration of the purchase of the Shares by FBR, pursuant to that certain Common Stock Purchase Agreement dated as of the date hereof.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.   Size of Board. During the term of this Agreement and so long as (a)
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FBR and its affiliates ("Affiliates") (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) hold at least Seven Million Five Hundred Thousand (7,500,000) shares of the Common Stock (on a fully diluted, as-converted basis and subject to adjustment for any stock split, dividend, combination or other recapitalization) and (b) Pacific Life and its Affiliates hold at least One Million One Hundred Fifty Thousand (1,150,000) shares of the Common Stock (on a fully diluted, as-converted basis and subject to adjustment for any stock split, dividend, combination or other recapitalization), each of FBR and Pacific Life covenant and agree that it will vote its shares of Common Stock so as to provide, and the Company will use its best efforts to cause, the Board to consist of at least three (3) members.

     2.   Pacific Life Nominee. During the term of this Agreement and so long
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as Pacific Life and its Affiliates hold at least One Million One Hundred Fifty
Thousand (1,150,000) shares of the Common Stock (on a fully diluted, as-converted basis and subject to adjustment for any stock split, dividend, combination or other recapitalization), each of FBR and Pacific Life agree to vote all of its shares of Common Stock now or hereafter owned by it as follows:

     (a) (i) to elect the nominee of Pacific Life ("Pacific Life Nominee") as the Pacific Life Director and (ii) if requested by Pacific Life, to remove the incumbent Pacific Life Director and elect a new Pacific Life Nominee as the Pacific Life Director or to fill a vacancy created by the death of such Pacific Life Director or otherwise.
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     (b)  Pacific Life shall designate the Pacific Life Nominee in writing to the Company prior to each election of Directors of the Company. The Company shall promptly notify FBR of the nomination of the Pacific Life Nominee by Pacific Life. Any vacancy occurring because of the death, resignation, removal or disqualification of the Pacific Life Nominee shall be filled according to this Section 2.

     3.   Remaining Directors. During the term of this Agreement and so long
          -------------------
as FBR and its Affiliates hold at least Seven Million Five Hundred Thousand (7,500,000) shares of the Common Stock (on a fully diluted, as-converted basis and subject to adjustment for any stock split, dividend, combination or other recapitalization), each of FBR and Pacific Life agrees as follows:

     (a) FBR shall have the right to nominate all other directors of the Board; provided that FBR will give Pacific Life the opportunity to discuss any questions or concerns Pacific Life may have in respect of any FBR nominee for seats one (1) through four (4) of the Board.

     (b) Pacific Life agree to vote all of its shares of Common Stock now or hereafter owned by it to elect the nominee of FBR for one of Board seats one (1) through four (4) (the "FBR Nominee") and (ii) if requested by FBR, to remove the incumbent FBR director and elect a new FBR Nominee as the a director or to fill a vacancy created by the death of such FBR director or otherwise.

     (c) FBR shall designate its director nominees in writing to the Company prior to each election of directors of the Company. The Company shall promptly notify Pacific Life of the nominations of the directors by FBR. Any vacancy occurring because of the death, resignation, removal or disqualification of any director other than the Pacific Life Director shall be filled according to this
Section 3.

     4.   Directors upon Closing.  Upon the consummation of the closing of the
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sale of the Shares, Diane Dales, Edward M. Wheeler and George L. McCabe Jr.
shall fill three (3) of the five (5) Board seats and the remaining two (2) seats shall be vacant.

     5.   Successors in Interest. The rights of FBR and Pacific Life under
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Sections 1 through 4 above are not assignable other than to one of their respective Affiliates; however, the provisions of this Agreement shall be
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binding upon the successors in interest to any of the shares of Common Stock.
The Company shall not permit the transfer of any shares of the Common Shares on its books or issue new certificates representing any shares of such securities unless and until the person(s) to whom such shares are to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement, and agrees to be bound by all the provisions hereof as if such person was a party hereunder.

     6.   Legend. Each certificate representing any of the shares of Common
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Stock held by FBR or Pacific Life shall bear a legend reading as follows:

          "The shares evidenced hereby are subject to the terms of a Voting Agreement (a copy of which may be obtained without charge from the issuer), and by accepting any interest in such shares the person accepting
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          such interest shall be deemed to agree to and shall become bound by all the provisions of such Voting Agreement."

     7.   Voting Agreement; Proxy to Vote Shares. This Agreement is intended to
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be a "voting agreement" for purposes of Section 706 of the California
Corporations Code. Without limitation, if either FBR or Pacific Life shall fail to vote their shares of Common Stock so as to achieve the structure of the Board and/or representation on the Board as set forth in this Agreement, such party shall be deemed immediately upon the existence of such a breach to have granted to a designee of the other party a proxy on the shares then held by such defaulting party as shall be necessary to obtain from such defaulting party the minimum requisite voting power to ensure such appropriate structure of the Board and/or such representation on the Board. Each of parties acknowledges that each proxy granted hereby, including successive proxies if need be, is given to secure the performance of a duty and shall be irrevocable until the duty is performed.

     8.   Termination. This Agreement shall terminate on the tenth (10th)
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anniversary hereof.

     9.   Amendments and Waivers. Any term hereof may be amended and the
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observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, FBR and Pacific Life. Any amendment or waiver so effected shall be binding upon the Company, FBR, Pacific Life and their assigns subject to the terms of this Agreement, whether or not such party, assignee, or other stockholder entered into or approved such amendment or waiver.

     10.  Stock Splits, Stock Dividends, etc. In the event of any stock split,
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stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Common Stock held by FBR or Pacific Life shall become subject to this Agreement and shall be endorsed with the legend set forth in
Section 6 hereof.

     11.  Enforceability/Severability. The parties hereto agree that each
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provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, so as to make effective and enforceable the intent of this Agreement.

     12.  Governing Law. This Agreement shall be governed by and construed under
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the laws of the State of California as applied to contracts among California residents entered into and to be performed entirely within California.

     13.  Counterparts. This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.  Notices. All notices, requests and other communications to any party
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hereunder shall be in writing, shall refer specifically to this Agreement and shall be personally delivered or sent by facsimile transmission, overnight delivery with a nationally recognized overnight delivery service or by registered or certified mail, return receipt requested, postage prepaid, in
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each case to the respective address specified on the signature page hereto. Any notice or communication given in conformity with this Section 14 shall be deemed to be effective when received by the addressee, if delivered by hand or facsimile transmission, one (1) business day after deposit with a nationally recognized overnight delivery service and three (3) days after mailing by first class U.S. Mail.

     15.  Equitable Remedies. The Company, FBR and Pacific Life acknowledge and
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agree that the legal remedies available to the Company, FBR and Pacific Life in the event any party violates the covenants and agreements made in this Agreement would be inadequate and that the Company, FBR and Pacific Life shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which the Company, FBR or Pacific Life may have at law or in equity.

     16.  Further Assurances. Each of the parties hereto shall execute and
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deliver all additional documents and instruments and shall do any and all acts and things reasonably requested in connection with the performance of the obligations undertaken in this Agreement and/or otherwise to effectuate in good faith the intent of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.


                                 THE COMPANY:

                                 CYPRESS FINANCIAL SERVICES, INC.


                                 By:    _______________________________________
                                 Name:  _______________________________________
                                 Title: _______________________________________

                                 Address: 5400 Orange Avenue
                                          Suite 200
                                          Cypress, CA  90630
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                                 FBR FINANCIAL FUND II, L.P.

                                 By:    FBR Financial Fund Management, L.L.C.,
                                 Title: General Partner

                                        By:    Friedman, Billings, Ramsey
                                               Investment Management, Inc.
                                        Title: Managing Member

                                               By:____________________________
                                               Name:__________________________
                                               Title: ________________________

                                 Address: 1001 19/th/ Street North
                                          Arlington, VA  22209

                                 PACIFIC LIFE INSURANCE COMPANY


                                 By:      _____________________________________
                                 Name:    _____________________________________
                                 Title:   _____________________________________

                                 Address: _____________________________________
                                          _____________________________________
                                          _____________________________________